                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Great Pee Dee Bancorp, Inc.
Cheraw, South Carolina

We consent to the incorporation by reference in the Registration Statement of Great Pee Dee Bancorp, Inc. on Form S-8 (No. 333-79339) of our report dated July 18, 2003 on the consolidated financial statements of Great Pee Dee Bancorp, Inc. and Subsidiary as of and for the years ended June 30, 2003 and 2002, which appears in the 2003 Annual Report on Form 10-KSB of Great Pee Dee Bancorp, Inc.

/s/ Dixon Odom PLLC

Sanford, North Carolina
September 26, 2003